                                                             Exhibit No. EX.99-3

[BLONDER TONGUE LOGO]                                        One Jake Brown Road
                                                                   P.O. Box 1000
                                               Old Bridge, New Jersey 08857-1000
                                           Tel: 732-679-4000   Fax: 732-679-4353

   FOR IMMEDIATE RELEASE                  CONTACT:       James A. Luksch
                                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

      BLONDER TONGUE OBTAINS $13,500,000 CREDIT FACILITY FROM NATIONAL CITY
                                BUSINESS CREDIT

OLD BRIDGE,  NEW JERSEY,  January 5, 2006 - Blonder  Tongue  Laboratories,  Inc.
(AMEX:  "BDR") today announced that it has consummated its previously  announced
$13,500,000  refinancing transaction with National City Business Credit, Inc. to refinance its existing indebtedness with Commerce Bank.

As previously reported,  the refinancing  consists of a $10,000,000  asset-based revolving line of credit and a $3,500,000  amortizing  term loan  facility.  The term loan  facility  will  require  principal  payments  of $19,444 on a monthly basis.  The loan facility  matures in December  2008.  All assets of the Company will secure the $13,500,000 facility.

Founded  in 1950,  Blonder  Tongue  Laboratories  is a  leading  U.S.  designer, manufacturer,  and  supplier  of  a  comprehensive  line  of  broadband  systems equipment and technical  engineering  services for Voice, Video and Data service providers.  With Blonder Tongue's optimized technologies,  simplified deployment
and  qualified  technical  assistance,   the  service  provider  reduces  costs,
increases   customer   satisfaction  and  increases   profitability.   For  more
information regarding Blonder Tongue or its products, please visit the Company's
Web site at  www.blondertongue.com  or contact  the  Company  directly  at (732)
679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report  and Form  10-K/A  for the year  ended  December  31,  2004  (See Item 1:
Business and Item 7: Management's Discussion and Analysis of Financial Condition
and  Results  of  Operations  and Risk  Factors),  and  other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words "believe",  "expect",  "anticipate",  "project",  and similar  expressions identify  forward-looking  statements.  Readers are cautioned not to place undue
reliance  on  these  forward-looking  statements,   which  reflect  management's
analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to
publicly   revise  these   forward-looking   statements  to  reflect  events  or
circumstances that arise after the date hereof.  Blonder Tongue's actual results may differ  from the  anticipated  results or other  expectations  expressed  in
Blonder Tongue's "forward-looking" statements.